Exhibit 5

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned each hereby agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D, including amendments thereto (the “Schedule 13D”) with respect to shares of common stock, par value $0.01 per share, of WCA Waste Corporation, a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By: ACOF MANAGEMENT II, L.P.,
      Its General Partner

      By: ACOF OPERATING MANAGER II, L.P.,
            Its General Partner

      By: ARES MANAGEMENT, INC.,
            Its General Partner

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ACOF MANAGEMENT II, L.P.

By: ACOF OPERATING MANAGER II, L.P.,
      Its General Partner

      By: ARES MANAGEMENT, INC.,
Its General Partner

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ACOF OPERATING MANAGER II, L.P.

By: ARES MANAGEMENT, INC.,
      Its General Partner

By: /s/ Antony P. Ressler
     Name: Antony P. Ressler

ARES MANAGEMENT, INC.

By: /s/ Antony P. Ressler
Name: Antony P. Ressler

ARES PARTNERS MANAGEMENT COMPANY LLC

By: /s/ Antony P. Ressler
Name: Antony P. Ressler